IAS Reports Fourth Quarter and Full Year 2023 Financial Results

Fourth quarter revenue increased 14% to $134.3 million

Fourth quarter net income of $10.2 million at an 8% margin; fourth quarter adjusted EBITDA increased 19% to $47.5 million at a 35% margin
NEW YORK – February 27, 2024 – Integral Ad Science Holding Corp. (Nasdaq: IAS), a leading global media measurement and optimization platform, today announced financial results for the fourth quarter and full year ended December 31, 2023.

"We ended 2023 with strong fourth quarter performance across optimization and measurement with revenue growth of 16% and 18%, respectively," said Lisa Utzschneider, CEO of IAS. "Social media revenue increased 37% in the fourth quarter as marketers trusted IAS to maximize their advertising spend globally, particularly in short-form video. In 2024, we will continue to invest in data science and innovate with AI to empower marketers with actionable data to drive superior results. We expect to deliver double-digit revenue growth for the full year.”
Fourth Quarter 2023 Financial Highlights
•Total revenue was $134.3 million, a 14% increase compared to $117.4 million in the prior-year period.

•Optimization revenue was $63.6 million, a 16% increase compared to $55.1 million in the prior-year period.

•Measurement revenue was $52.6 million, an 18% increase compared to $44.7 million in the prior-year period.

•Publisher revenue was $18.1 million, a 2% increase compared to $17.6 million in the prior-year period.

•International revenue, excluding the Americas, was $43.3 million, a 16% increase compared to $37.3 million in the prior-year period, or 32% of total revenue for the fourth quarter of 2023.

•Gross profit was $106.0 million, an 11% increase compared to $95.5 million in the prior-year period. Gross profit margin was 79% for the fourth quarter of 2023.

•Net income was $10.2 million, or $0.06 per basic and diluted share, compared to $11.5 million, or $0.07 per basic and diluted share, in the prior-year-period. Net income margin was 8% for the fourth quarter of 2023.

•Adjusted EBITDA* was $47.5 million, a 19% increase compared to $40.0 million in the prior-year period. Adjusted EBITDA* margin was 35% for the fourth quarter of 2023.
Full Year 2023 Financial Highlights
•Total revenue was $474.4 million, a 16% increase compared to $408.3 million in the prior year.

•Optimization revenue was $224.5 million, an 18% increase compared to $190.6 million in the prior year.

•Measurement revenue was $186.0 million, a 20% increase compared to $154.9 million in the prior year.

•Publisher revenue was $63.8 million, a 2% increase compared to $62.8 million in the prior year.

•International revenue, excluding the Americas, was $146.8 million, a 14% increase compared to $129.1 million in the prior year, or 31% of total revenue for the full year 2023.

•Gross profit was $375.0 million, a 13% increase compared to $332.6 million in the prior year. Gross profit margin was 79% for the full year 2023.

•Net income was $7.2 million, or $0.04 per diluted share, compared to $15.4 million, or $0.10 per basic and diluted share, in the prior year. Net income margin was 2% for the full year 2023.

•Adjusted EBITDA* was $159.5 million, a 26% increase compared to $126.6 million in the prior year. Adjusted EBITDA* margin was 34% for the full year 2023.

•Cash and cash equivalents were $124.8 million at December 31, 2023.

Recent Business Highlights

•Meta Expansion - In February, IAS announced the availability of its AI-driven Total Media Quality (TMQ) brand safety and suitability measurement product across Facebook and Instagram Feed and Reels. IAS’s new post-bid brand safety and suitability expansion with Meta gives advertisers increased transparency into whether their campaigns are appearing next to safe and suitable content.

•IAS MRC Continuing Accreditation for Measurement of Meta Platforms - In January, IAS received continuing accreditation from the MRC for viewability measurement of Meta, including impressions and two-second video viewability, on Facebook Feed and Instagram Feed and Stories.
•YouTube TMQ Expansion - During the fourth quarter, IAS expanded its partnership to YouTube Shorts to offer its brand safety and suitability measurement product to advertisers for YouTube Shorts inventory, as part of its existing Total Media Quality for YouTube product suite.

•X Expansion - In February, IAS expanded its partnership with X to all U.S. advertisers. IAS classifies all vertical video ad adjacencies for brand safety and suitability aligned to the GARM framework, giving advertisers maximum control over where their ads appear on the X vertical video feed.
•Quality Attention Expansion - In January, IAS announced the general availability of its Quality Attention measurement product. Quality Attention uses advanced machine learning technology, actionable data from Lumen Research's eye-tracking technology, and a variety of signals obtained as part of IAS's core technology.

Financial Outlook

“We reported profitable growth in the fourth quarter with a 14% revenue increase at a 35% adjusted EBITDA* margin,” said Tania Secor, CFO of IAS. "As we move through 2024, we expect to ramp both revenue growth and profitability from forecasted first quarter levels as we expand availability and customer adoption of new products. We also plan to maintain our strong financial profile and healthy balance sheet.”

IAS is introducing the following financial outlook for the first quarter and full year 2024:

First Quarter Ending March 31, 2024:
•Total revenue of $111 million to $113 million
•Adjusted EBITDA* of $28 million to $30 million

Year Ending December 31, 2024:
•Total revenue of $530 million to $540 million
•Adjusted EBITDA* of $171 million to $179 million

* See “Supplemental Disclosure Regarding Non-GAAP Financial Information” section herein for an explanation of Non-GAAP measures. IAS is unable to provide a reconciliation for forward-looking guidance of Adjusted EBITDA to net income (loss), the most closely comparable GAAP measure, because certain material reconciling items, such as depreciation and amortization, interest expense, income tax expense (benefit), restructuring and severance costs, and acquisition and integration costs, cannot be estimated due to factors outside of IAS's control and could have a material impact on the reported results. However, IAS estimates stock-based compensation expense for the first quarter of 2024 in the range of $14 million to $16 million and for the full year 2024 in the range of $72 million to $76 million. A reconciliation is not available without unreasonable effort.

INTEGRAL AD SCIENCE HOLDING CORP.
CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE DATA)	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$124,759	$86,877
Restricted cash	54	45
Accounts receivable, net	74,609	67,884
Unbilled receivables	46,548	41,550
Prepaid expenses and other current assets	18,959	24,761
Due from related party	—	29
Total current assets	264,929	221,146
Property and equipment, net	3,769	2,412
Internal use software, net	40,301	23,642
Intangible assets, net	178,908	217,558
Goodwill	675,282	674,094
Operating lease right-of-use assets, net	21,668	22,787
Deferred tax asset, net	2,465	2,020
Other long-term assets	4,402	5,024
Total assets	$1,191,724	$1,168,683
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$72,232	$60,799
Operating lease liabilities, current	9,435	6,749
Due to related party	121	122
Deferred revenue	682	99
Total current liabilities	82,470	67,769
Deferred tax liability, net	20,367	45,495
Long-term debt	153,725	223,262
Operating lease liabilities, non-current	19,523	22,875
Other long-term liabilities	6,183	1,066
Total liabilities	282,268	360,467
Commitments and Contingencies
Stockholders’ Equity
Preferred Stock, $0.001 par value, 50,000,000 shares authorized at December 31, 2023; 0 shares issued and outstanding at December 31, 2023 and 2022	—	—
Common Stock, $0.001 par value, 500,000,000 shares authorized at December 31, 2023, 158,757,620 and 153,990,128 shares issued and outstanding at December 31, 2023 and 2022, respectively	159	154
Additional paid-in-capital	901,259	810,186
Accumulated other comprehensive loss	(916)	(2,899)
Accumulated earnings	8,954	775
Total stockholders’ equity	909,456	808,216
Total liabilities and stockholders’ equity	$1,191,724	$1,168,683

INTEGRAL AD SCIENCE HOLDING CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)

	Three months ended December 31,		Year ended December 31,
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)	2023	2022	2023	2022
Revenue	$134,295	$117,435	$474,369	$408,348
Operating expenses:
Cost of revenue (excluding depreciation and amortization shown below)	28,252	21,891	99,352	75,755
Sales and marketing	30,423	28,325	117,989	106,286
Technology and development	19,056	22,280	72,906	76,351
General and administrative	25,961	23,572	111,634	79,654
Depreciation and amortization	14,593	12,811	54,966	50,396
Foreign exchange (gain) loss, net	(501)	1,246	430	4,749
Total operating expenses	117,784	110,125	457,277	393,191
Operating income	16,511	7,310	17,092	15,157
Interest expense, net	(2,489)	(3,194)	(12,236)	(9,053)
Employee retention tax credit	—	—	—	6,981
Net income before income taxes	14,022	4,116	4,856	13,085
(Provision) benefit from income taxes	(3,858)	7,371	2,382	2,288
Net income	$10,164	$11,487	$7,238	$15,373
Net income per share:
Basic	$0.06	$0.07	$0.05	$0.10
Diluted	$0.06	$0.07	$0.04	$0.10
Weighted average shares outstanding:
Basic	158,243,619	153,792,438	156,272,335	154,699,694
Diluted	163,060,805	155,288,725	161,723,131	157,258,083
Other comprehensive income:
Foreign currency translation adjustments	2,772	8,634	1,983	(2,584)
Total comprehensive income	$12,936	$20,121	$9,221	$12,789

INTEGRAL AD SCIENCE HOLDING CORP.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’/MEMBERS’ EQUITY

	Members’ Interest		Common Stock
(IN THOUSANDS, EXCEPT UNITS AND SHARES DATA)	Units	Amount	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive income (loss)	Accumulated earnings (deficit)	Total members’/stockholders' equity
Balances at January 1, 2021	134,039,494	$553,717	—	$—	$—	$4,523	$(126,761)	$431,479
Repurchase of units	(99,946)	(413)	—	—	—	—	(791)	(1,204)
Units vested	17,486	—	—	—	—	—	—	—
Option exercises	246,369	1,075	—	—	3,360	—	—	4,435
Foreign currency translation adjustment	—	—	—	—	—	(4,838)	—	(4,838)
Net loss prior to corporate conversion	—	—	—	—	—	—	(37,832)	(37,832)
Conversion to Delaware corporation	(134,203,403)	(554,379)	134,203,403	134	388,860	—	165,385	—
Rounding units/shares as a result of corporate conversion	—	—	(17)	—	—	—	—	—
Stock-based compensation	—	—	—	—	55,222	—	—	55,222
RSUs vested	—	—	26,931	—	150	—	—	150
Issuance of common stock in connection with initial public offering	—	—	16,821,330	17	274,340	—	—	274,357
Issuance of common stock for Publica acquisition	—	—	2,888,889	3	49,628	—	—	49,631
Issuance of common stock for Context acquisition	—	—	457,959	—	10,391	—	—	10,391
Net loss	—	—	—	—	—	—	(14,600)	(14,600)
Balances at December 31, 2021	—	$—	154,398,495	$154	$781,951	$(315)	$(14,600)	$767,190
RSUs vested	—	—	1,084,966	1	—	—	—	1
Option exercises	—	—	1,586,728	2	7,153	—	—	7,155
Stock-based compensation	—	—	—	—	44,733	—	—	44,733
Foreign currency translation adjustment	—	—	—	—	—	(2,584)	—	(2,584)
Repurchase of common stock	—	—	(3,080,061)	(3)	(23,652)	—	—	(23,655)
Net income	—	—	—	—	—	—	15,373	15,373
Balances at December 31, 2022	—	$—	153,990,128	$154	$810,186	$(2,899)	$775	$808,216
RSUs and MSUs vested	—	—	3,492,130	4	—	—	—	4
Option exercises	—	—	1,001,793	1	7,988	—	—	7,989
ESPP purchase	—	—	273,569	—	2,306	—	—	2,306
Stock-based compensation	—	—	—	—	80,779	—	—	80,779
Foreign currency translation adjustment	—	—	—	—	—	1,983	—	1,983
Adoption of ASC 326, net of tax	—	—	—	—	—	—	941	941
Net income	—	—	—	—	—	—	7,238	7,238
Balances at December 31, 2023	—	$—	158,757,620	$159	$901,259	$(916)	$8,954	$909,456

INTEGRAL AD SCIENCE HOLDING CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
(IN THOUSANDS)	2023	2022
Cash flows from operating activities:
Net income	$7,238	$15,373
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54,966	50,396
Stock-based compensation	81,103	44,752
Foreign exchange (gain) loss, net	(484)	5,233
Deferred tax benefit	(21,531)	(8,880)
Amortization of debt issuance costs	463	464
Allowance for credit losses	3,816	1,837
Employee retention tax credit	—	(6,981)
Impairment of assets	33	974
Changes in operating assets and liabilities:
Increase in accounts receivable	(8,148)	(18,581)
Increase in unbilled receivables	(4,685)	(5,830)
Decrease (increase) in prepaid expenses and other current assets	6,418	(10,641)
Increase in operating leases, net	(29)	(852)
Decrease (increase) in other long-term assets	375	(1,057)
Increase in accounts payable and accrued expenses and other long-term liabilities	11,478	6,286
Increase (decrease) in deferred revenue	582	(88)
Increase in due to/from related party	28	62
Net cash provided by operating activities	131,623	72,467
Cash flows from investing activities:
Payment for acquisitions, net of acquired cash	(966)	(1,603)
Purchase of property and equipment	(1,975)	(2,016)
Acquisition and development of internal use software and other	(31,777)	(14,673)
Net cash used in investing activities	(34,718)	(18,292)
Cash flows from financing activities:
Repayment of long-term debt	(145,000)	(35,000)
Repayment of short-term debt	—	(1,816)
Proceeds from the Revolver	75,000	15,000
Proceeds from exercise of stock options	7,989	7,155
Payments for repurchase of common stock	—	(23,655)
Cash received from Employee Stock Purchase Program (ESPP)	3,160	845
Net cash used in financing activities	(58,851)	(37,471)
Net increase in cash, cash equivalents, and restricted cash	38,054	16,704
Effect of exchange rate changes on cash and cash equivalents, and restricted cash	(435)	(3,111)
Cash, cash equivalents, and restricted cash, at beginning of year	89,671	76,078
Cash, cash equivalents, and restricted cash, at end of year	$127,290	$89,671
Supplemental Disclosures:
Cash paid during the year for:
Interest	$11,229	$8,511
Taxes	$10,985	$16,396
Non-cash investing and financing activities:
Property and equipment acquired included in accounts payable	$431	$97
Internal use software acquired included in accounts payable	$1,444	$1,517
Lease liabilities arising from right of use assets	$6,282	$29,624

Supplemental Disclosure Regarding Non-GAAP Financial Information

We use supplemental measures of our performance, which are derived from our consolidated financial information, but which are not presented in our consolidated financial statements prepared in accordance with GAAP. Adjusted EBITDA is the primary financial performance measure used by management to evaluate our business and monitor ongoing results of operations. Adjusted EBITDA is defined as income/loss before depreciation and amortization, stock-based compensation, interest expense, income taxes, restructuring and severance costs, acquisition and integration costs, foreign exchange gains and losses, and other one-time, non-recurring costs. Adjusted EBITDA margin represents the adjusted EBITDA for the applicable period divided by the revenue for that period presented in accordance with GAAP.

We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our shareholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period-to-period comparisons. Although we believe these measures are useful to investors and analysts for the same reasons they are useful to management, these measures are not a substitute for, or superior to, U.S. GAAP financial measures or disclosures. Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

Reconciliation of historical Adjusted EBITDA and corresponding margin to their most directly comparable GAAP financial measures, net income/loss and corresponding margin are presented below. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items.

Reconciliation of Adjusted EBITDA

	Three months ended December 31,		Year ended December 31,
(in thousands, except percentages)	2023	2022	2023	2022
Net income	$10,164	$11,487	$7,238	$15,373
Depreciation and amortization	14,593	12,811	54,966	50,396
Stock-based compensation	15,462	11,645	81,103	44,752
Interest expense, net	2,489	3,194	12,236	9,053
Provision (benefit) from income taxes	3,858	(7,371)	(2,382)	(2,288)
Restructuring and severance costs	1,054	5,904	4,028	10,321
Acquisition and integration costs	—	118	—	97
Foreign exchange (gain) loss, net	(501)	1,246	430	4,798
Employee retention tax credit	—	—	—	(6,981)
Offering costs, impairments and other costs	396	1,003	1,913	1,058
Adjusted EBITDA	$47,515	$40,037	$159,532	$126,579
Revenue	$134,295	$117,435	$474,369	$408,348
Net income margin	8%	10%	2%	4%
Adjusted EBITDA margin	35%	34%	34%	31%

Stock-Based Compensation

	Three months ended December 31,		Year ended December 31,
(in thousands)	2023	2022	2023	2022
Cost of revenue	$124	$249	$452	$507
Sales and marketing	5,512	2,871	23,371	13,520
Technology and development	4,104	2,958	17,538	9,937
General and administrative	5,722	5,567	39,742	20,788
Total stock-based compensation	$15,462	$11,645	$81,103	$44,752

Conference Call and Webcast Information
IAS will host a conference call and live webcast to discuss its fourth quarter and full year 2023 financial results today at 5:00 p.m. ET. To access the live webcast and conference call dial-in, please register under the "News & Events" section of IAS's investor relations website. A replay will be available on IAS’s investor relations website following the live call: https://investors.integralads.com.

About Integral Ad Science
Integral Ad Science (IAS) is a leading global media measurement and optimization platform that delivers the industry’s most actionable data to drive superior results for the world’s largest advertisers, publishers, and media platforms. IAS’s software provides comprehensive and enriched data that ensures ads are seen by real people in safe and suitable environments, while improving return on ad spend for advertisers and yield for publishers. Our mission is to be the global benchmark for trust, safety, and transparency in digital media quality. For more information, visit integralads.com.

Forward-Looking Statements
This earnings press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements we make relating to our estimated and projected costs, expenditures, cash flows, growth rates and financial results or our plans and objectives for future operations, growth initiatives or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: (i) the adverse effect on our business, operating results, financial condition, and prospects from various macroeconomic factors, including instability in geopolitical or market conditions; (ii) our failure to innovate or make the right investment decisions; (iii) our ability to provide digital or cross-platform analytics; (iv) our failure to maintain or achieve industry accreditation standards; (v) our dependence on integrations with advertising platforms, demand side providers (“DSPs”) and proprietary platforms that we do not control; (vi) our ability to compete successfully with our current or future competitors in an intensely competitive market; (vii) our inability to use software licensed from third parties; (viii) our international expansion; (ix) our ability to expand into new channels; (x) our ability to sustain our profitability and revenue growth rate; (xi) risks that our customers do not pay or choose to dispute their invoices; (xii) risks of material changes to revenue share agreements with certain DSPs; (xiii) our dependence on the overall demand for advertising; (xiv) our ability to effectively manage our growth; (xv) the impact that any acquisitions we have completed in the past and may consummate in the future, strategic investments, or alliances may have on our business, financial condition, and results of operations; (xvi) our ability to successfully execute our international plans; (xvii) the risks associated with the seasonality of our market; (xviii) our ability to maintain high impression volumes; (xix) the difficulty in evaluating our future prospects given our short operating history; (xx) uncertainty in how the market for buying digital advertising verification solutions will evolve; (xxi) interruption by man-made problems such as terrorism, computer viruses, or social disruptions; (xxii) the risk of failures in the systems and infrastructure supporting our solutions and operations; (xxiii) our ability to avoid operational, technical, and performance issues with our platform; (xxiv) risks associated with any unauthorized access to user, customer, or inventory and third-party provider data; (xxv) our ability to provide the non-proprietary technology, software, products, and services that we use; (xxvi) the risk that we are sued by third parties for alleged infringement, misappropriation, or other violation of their proprietary rights; (xxvii) our ability to obtain, maintain, protect, or enforce intellectual property and proprietary rights that are important to our business; (xxviii) our involvement in lawsuits to protect or enforce our intellectual property; (xxix) risks that our employees, consultants, or advisors have wrongfully used or disclosed alleged trade secrets of their current or former employers; (xxx)

risks that our trademarks and trade names are not adequately protected; (xxxi) the impact of unforeseen changes to privacy and data protection laws and regulation on digital advertising; (xxxii) our ability to maintain our corporate culture; (xxxiii) public health outbreaks, epidemics, pandemics, or other public health crises; (xxxiv) risks posed by earthquakes, fires, floods, and other natural catastrophic events; (xxxv) the risk that a perceived failure to comply with laws and industry self-regulation may damage our reputation; and (xxxvi) other factors disclosed in our filings with the SEC. Given these factors, as well as other variables that may affect our operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to update or revise any forward- looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:
Jonathan Schaffer / Lauren Hartman
ir@integralads.com

Media Contact:
press@integralads.com